UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2013 (May 1, 2013)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, iGATE Technologies Inc. (“iGATE Technologies”), a wholly owned subsidiary of iGATE Corporation (the “Company”), entered into Second Amendment Agreement to the Senior Executive Employment Agreement dated January 1st, 2010 with Phaneesh Murthy, Chief Executive Officer (the “Amendment”) to provide for post termination benefits of $6,000 per month, indexed for inflation, until the latter of Mr. Murthy or Executive and his spouse reach the age of 65 or become eligible for health coverage under a government-sponsored program.

The foregoing description of the Amendment does not propose to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Second Amendment Agreement dated May 1, 2013 to the Senior Executive Employment Agreement dated January 1st, 2010, between Phaneesh Murthy and iGATE Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

May 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment Agreement dated May 1, 2013 to the Senior Executive Employment Agreement dated January 1st, 2010, between Phaneesh Murthy and iGATE Technologies Inc.